Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Email larryodonnellcpa@comcast.net	Aurora, Colorado 80014
www.larryodonnellcpa.com

January 7, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:           Ecoland International, Inc.

File Ref. No 333-140396

We have read the statements of Ecoland International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 10, 2011 and agree with such statements as they pertain to our firm.

Regards,

/s/ LARRY O’DONNELL, CPA, P.C.

LARRY O’DONNELL, CPA, P.C.
Certified Public Accountants